EXHIBIT 10.6

CONVERTIBLE NOTE

Lone Star Gold, Inc., (the “Company”) for value received, hereby promises to pay to the order of Chris P. Chumas (the “Holder”), the principal sum of $50,287.40 on demand at the office of the Company in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 10% per year, at said office, in like coin or currency. Until demand for payment is made, interest will be payable quarterly, with the first interest payment due on October 17, 2019.

At the option of the Holder,  this Note may, at any time and from time-to-time, prior to the full payment of this Note, be converted, in whole or in part, into fully paid and nonassessable shares of the Company’s common stock upon surrender of this Note to the Company at its office, accompanied by written notice of election to convert and (if so required by the Company) instruments of transfer in form satisfactory to the Company, duly executed by the Holder or by his duly authorized attorney. The number of shares which will be issued upon any conversion of this Note will be determined by dividing the principal amount to be converted (plus, at the  option of the Holder, accrued and unpaid interest) by the lower of (i) $0.001 (the “Fixed Conversion Price”) or, (ii) 50% of the lowest bid price during the forty-five (45) consecutive trading day period ending on the trading day immediately prior to the applicable conversion date.

The Fixed Conversion Price will be proportionately adjusted for stock splits or similar capital reorganizations. Any fractional shares resulting from a conversion will be rounded to the nearest whole share.

If the Company, so long as this Note is outstanding, enters into a subsequent financing with a third party on terms that are more favorable to the third party than as provided by this Note, this Note will be amended to include such more favorable terms.

The Holder may assign this Note by providing written notice to the Company.

This Note is secured by all of the Company’s assets.

In the event of default, the Company agrees to pay all costs of collection, including reasonable attorney’s fees.

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This Note shall be deemed to be a contract made under the laws of North Carolina and  for all purposes shall be construed in accordance with the laws of North Carolina.

LONE STAR GOLD, INC.

Dated: July 17, 2019	By:	/s/ William Alessi
William Alessi, Chief Executive Officer

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